EXHIBIT 32.2

   CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Hyperdynamics Corporation (Hyperdynamics), on Form 10-Q for the quarter ended March 31, 2009, as filed with the Securities and Exchange Commission (the "Report"), Sarah Berel-Harrop, Chief Financial Officer of Hyperdynamics, does hereby certify, pursuant to 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), that to her knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: May 11, 2009

By: /s/ Sarah Berel-Harrop
       Sarah Berel-Harrop
       Chief Financial Officer
       Principal Accounting Officer